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                                                                    EXHIBIT 23.1

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-33565 and in Registration Statements
No. 33-45337, No. 33-56884, No. 33-73196 and No. 33-89458 of Viking Office
Products, Inc. on Form S-8 of our reports dated August 20, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Viking Office Products, Inc. for the year ended June 30, 1997.

/s/ Deloitte & Touche LLP

Los Angeles, California
September 20, 1997